Exhibit 99.1

May 20, 2005

Ken Hicks
VP Exploration
Argentex Mining Corporation
Suite 2000, 1066 West Hastings St,
Vancouver, B.C.
V6E 3X2

Dear Ken,

With regrets I am tendering my resignation from the Board of Directors and the President of Argentex Mining Corporation effective 1 June, 2005.

Argentex is a strong and growing company with a promising future. Thank you for the opportunity of acting as President of Argentex.

Sincerely,

/s/ CHRISTOPHER DYAKOWSKI
 Christopher Dyakowski